UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 23, 2009
A. T. CROSS COMPANY (Exact name of registrant as specified in its charter)
Rhode Island (State or other jurisdiction of incorporation)	1-6720 (Commission File Number)	05-0126220 (IRS Employer Identification No.)
One Albion Road, Lincoln, Rhode Island (Address of principal executive offices)	02865 (Zip Code)
Registrant's telephone number, including area code (401) 333 1200 N/A (Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2009, Susan M. Gianinno was elected to the Board of Directors of the registrant. Ms. Gianinno will fill the seat vacated by Bradford R. Boss upon his retirement as Chairman Emeritus and Director. The Company issued the following press release announcing this event:

NEWS RELEASE
CONTACTS:	Kevin F. Mahoney Vice President, Finance and Chief Financial Officer 401-335-8470

FOR IMMEDIATE RELEASE

A.T. CROSS COMPANY ELECTS GLOBAL ADVERTISING EXECUTIVE

AS NEW DIRECTOR

Lincoln, RI - April 23, 2009 - A.T. Cross Company (NASDAQ: ATX) today announced that Susan M. Gianinno, a highly respected global advertising executive, has been elected to the Company's Board of Directors effective immediately. Ms. Gianinno replaces Bradford R. Boss who retired after more than 50 years of service to the Company.

Ms. Gianinno, 60, is the Chairman & CEO of Publicis Worldwide in the USA, which she has led for over six years. Publicis Worldwide is a leading advertising and digital marketing firm, headquartered in Paris and New York, with offices in 83 countries around the world. Publicis clients include a who's who of top tier companies, including Procter & Gamble, L'Oreal, Nestle, Carrefour, T-Mobile, Wal-Mart, CitiGroup and Coca-Cola. Ms. Gianinno has also been the Chairman & President of D'Arcy Masius Benton & Bowles Worldwide and held executive positions at BBDO and Young & Rubicam. Ms. Gianinno has served on the Board of Directors of four of the leading global advertising companies.

Commenting on the appointment, Russell A. Boss, Chairman of the Board of A.T. Cross Company, stated, "We are very pleased that Susan has joined our Board. Her extensive experience in marketing and brand building and the insights she will bring to our efforts will be extremely valuable as we continue to build our Company."

About A.T. Cross Company

Building on the rich tradition of its award-winning writing instruments and reputation for innovation and craftsmanship, A.T. Cross Company is a designer and marketer of branded personal and business accessories. Cross provides a range of distinctive products that appeal to a growing market of consumers seeking to enhance their image and facilitate their lifestyle. A.T. Cross products, including award-winning quality writing instruments, timepieces, business accessories and Costa Del Mar and Native Eyewear sunglasses, are distributed in retail and corporate gift channels worldwide. For more information, visit the A.T. Cross website at www.cross.com, the Costa Del Mar website at www.costadelmar.com and the Native Eyewear website at www.nativeyewear.com.

Statements contained in this release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (including but not limited to statements relating to the impact of new director expertise on the growth of the Company. In addition, words such as "believes," "anticipates," "expects," and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties, including but not limited to domestic and international economic market uncertainty, and are not guarantees since there are inherent difficulties in predicting future results. Actual results could differ materially from those expressed or implied in the forward-looking statements. The information contained in this document is as of April 23, 2009. The Company assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments. Additional discussion of factors that could cause actual results to differ materially from management's expectations is contained in the Company's filings under the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

A. T. CROSS COMPANY (Registrant)
Date: April 23, 2009	KEVIN F. MAHONEY (Kevin F. Mahoney) Vice President, Finance Chief Financial Officer